PRECISION OPINION, INC

EXECUTIVE EMPLOYMENT AGREEMENT

This PRECISION OPINION, INC EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is entered into, as of the 1st day of January, 2014, (“Effective Date”), by and between PRECISION OPINION, INC, a Nevada corporation (“PO”) with its principal place of business in Las Vegas, NV and Guthrie Rebel , an individual whose present residential address is 437 Fynn Valley Dr, LV, NV 89148 (“Employee” and together with PO, the “Parties”).

In consideration of the covenants, representations and warranties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I. Employment and Duties

Employee shall be employed by PO in the position of Executive Vice President as of the Effective Date, and shall report directly to PO’s President. Employee shall have and fulfill all duties and responsibilities normal and customary for the position of Vice President Operations as well as perform all other duties reasonably requested of him by PO’s President.

2. Salary and Bonus

Throughout the Employment Term, Employee shall receive an annual salary of One Hundred Ninety Eight Thousand Dollars ($198,000) (“Salary”) payable bi-weekly, which is subject to applicable employment, state and federal tax withholding. In addition, Employee shall be eligible for annual bonus and salary increase pursuant to be determined by PO’s President.

3. Benefits

Employee shall be eligible to participate in those benefits available to all employees of PO, subject to the same terms, conditions and eligibility requirements as other employees, including, without limitation health insurance and retirement/profit sharing plans. Employee shall receive an automobile allowance of up to $2,000 a month.

4. Expense Reimbursement

Employee shall be entitled to reasonable business expense reimbursements; provided, however, that no business expense reimbursements shall exceed $200 per item per month without prior written approval from PO’s President.

5. Employment Term

The term of this agreement is for 5-years and is automatically renewed unless a separate agreement is agreed to by the employee and the company. Employee’s employment term shall be for the Employment Term, subject to the following termination events (each a “Termination Event”):

5.1. Employee commits an act of fraud against PO.

5.2. Employee fails to perform the services contemplated by this Agreement with diligence or competence.

5.3. Employee materially breaches this Agreement.

5.4. Employee and PO mutually agree to terminate this Agreement.

5.5. Employee provides PO with 14 days’ written notice of voluntary termination.

6. Vacation

Employee shall initially be entitled to two (2) weeks of paid time off per year. Commencing on the first (1st) anniversary of the Effective Date. Employee shall submit her proposed vacation schedule to the President. Up to one (1) weeks of unused vacation time may be carried over to the following anniversary year; the remainder of unused vacation time will be forfeited. Any unused vacation time at the end of the employment relationship will be paid out to Employee based on his then applicable Salary.

ATTORNEY REVIEW

EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT SETS FORTH IMPORTANT RIGHTS AND LIABILITIES THAT IMPOSE SUBSTANTIAL OBLIGATIONS, RESPONSIBILITIES AND COVENANTS UPON EMPLOYEE. WHILE EMPLOYEE HEREBY COVENANTS, REPRESENTS AND WARRANTS THAT EMPLOYEE HAS FULLY READ AND HAS FULLY UNDERSTOOD THE NATURE, SPIRIT AND SCOPE OF THIS AGREEMENT, EMPLOYEE ALSO UNDERSTANDS THAT IT IS IMPORTANT FOR EMPLOYEE TO SEEK THE ADVICE OF LEGAL COUNSEL WHEN ENTERING INTO SUCH AN AGREEMENT AND EMPLOYEE HAS TAKEN THE OPPORTUNITY TO EVALUATE THE NEED FOR LEGAL COUNSEL, AND HAS EITHER OBTAINED LEGAL COUNSEL’S ADVICE WITH RESPECT TO THIS AGREEMENT OR HAS DETERMINED, IN EMPLOYEE’S OWN BEST INTEREST, THAT IT IS UNNECESSARY FOR EMPLOYEE TO TAKE THE TIME TO OBTAIN SUCH LEGAL COUNSEL’S ADVICE.

EMPLOYEE:		PO:

PRECISION OPINION, INC a Nevada corporation

/s/ Guthrie Rebel		By:	/s/ James T Medick
Guthrie Rebel		Name:	James T Medick
Date:	1/1/14	Title:	President
		Date:	1/1/14